EXHIBIT 99.4

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter, dated January 27, 2004, to the Board of Directors of Hawthorne Financial Corporation (the “Company”) as an Annex to the Joint Proxy Statement/Prospectus relating to the proposed merger of the Company with Commercial Capital Bancorp, Inc. (“Commercial Capital”) contained in Commercial Capital’s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

March 23, 2004	/s/ SANDLER O’NEILL & PARTNERS, L.P.